SECURITY ULTRA FUND
FILE NO. 811-1316
CIK NO. 0000088676

                         Report of Independent Auditors

The Shareholders and Board of Directors
Security Mid Cap Growth Fund (formerly known as
Security Ultra Fund)

In planning and performing our audit of the financial statements of Security Mid
Cap Growth Fund (formerly  known as Security Ultra Fund) (the Fund) for the year ended September 30, 2002, we considered its internal control,  including control activities  for  safeguarding  securities,  in order to  determine  our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR,  not to provide  assurance on internal control.

The  management of the Fund is  responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of internal controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing  financial  statements for external purposes that are fairly  presented in conformity  with accounting  principles  generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations  in any  internal  control,  error or fraud may occur and not be  detected.  Also,  projection  of any  evaluation  of  internal control to future  periods is subject to the risk that it may become  inadequate because of changes in  conditions  or that the  effectiveness  of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk  that  misstatements  caused  by error or fraud in  amounts  that  would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal  course  of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities,  that we consider to be material  weaknesses  as defined above as of
September 30, 2002.

This report is intended solely for the  information  and use of management,  the
Board of Directors of the Fund, and the  Securities and Exchange  Commission and
is not  intended  to be and  should  not be  used by  anyone  other  than  these specified parties.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
November 8, 2002